EXHIBIT 1.2

                                     FORM OF
                            SELLING DEALER AGREEMENT


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                 1,500,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                                       of

                             ICON INCOME FUND EIGHT
                        (a Delaware limited partnership)

                            SELLING DEALER AGREEMENT
                            ------------------------


                                                         _______________, 1998

(Selling Dealer Name
 and Address)

Ladies & Gentlemen:

    Reference is made to the enclosed Prospectus (the "Prospectus") relating to the offering by ICON Income Fund Eight, consisting of two Delaware Limited Partnerships, ICON Income Fund Eight A L.P. ( ICON Eight A) and ICON Income Fund Eight B L.P. (ICON Eight B) (collectively, "the Partnership), of Limited Partnership Interests in units of $100 each (the "Units"). The Units and the terms upon which they are offered are more fully described in the Prospectus, which is dated as of the date (the "Effective Date") on which the U.S. Securities and Exchange Commission (the "SEC") declared the registration statement (the "Registration Statement") for the offering of Units to be effective.

    Pursuant to the authority granted to this corporation by the Partnership in the Dealer-Manager Agreement, we have selected your firm, and you are agreeing, to act as a Selling Dealer in accordance with the terms of this Agreement. In particular, by executing this Agreement you (1) represent to us and the Partnership that your firm is now, and will at all times during which this Agreement is effective remain, (a) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), (b) duly qualified under the securities and other applicable laws of each jurisdiction checked off on Exhibit A to this Agreement (as such shall be immediately amended by you, as necessary, to reflect any changes therein (i.e., additions thereto, or subtractions therefrom, of states)) and (c) will offer Units, directly and through your registered representatives only to the residents of the states so designated and (2) agree to offer to sell, on a best efforts basis, units of limited partnership interest in the Partnership (the "Units") (a) directly to the general public, (b) in an aggregate amount not exceeding the Total Maximum Offering of 1,500,000 to (c) subscribers which satisfy the suitability standards set forth in the Prospectus and as determined by your firm in accordance with the NASD's Rules of Fair Practice as in effect during the Offering Period (as defined below). All of such subscriptions are subject to acceptance by the Partnership and may be rejected in the sole discretion of ICON Capital Corp., in its capacity as General Partner of the Partnership including without limitation the lack of necessary data or signatures thereon.

    In general, the "Offering Period" for the sale of Units commenced on the date of the Prospectus (which is also the date on the Effective Date and will terminate on the second anniversary thereof unless (1) the Maximum Offering is completed earlier (e.g., through the sale of all 1,500,000 Units) or (2) terminated earlier (with notice to you and the other Selling Dealers) at the election of the General Partner, in its sole discretion. In addition to the foregoing general rules, each state must also authorize the sale of Units to its residents (which state effective dates are as set forth in the Prospectus (for the states which declared the offering of Units to be effective on the Effective
Date) or on a "Blue-Sky Survey" issued, or to be issued from time to time after the Effective Date, by the General Counsel of the Dealer-Manager. Finally, most states authorize the offering of Units to their residents for a maximum of 12 months before requiring the re-registration under their respective securities laws (and consequently, if you have not received an updated "Blue-Sky Survey" or Prospectus prior to the anniversary of the Effective Date, should request such updated materials to confirm the continued qualification of the Offering in States in which you propose to offer Units for sale beyond the initial 12 month portion of the Offering Period).

    Each date on which any Limited Partner (other than the Original Limited Partner) is admitted to the Partnership is hereinafter called a "Closing Date".

    Once executed by all parties, this Agreement will become effective only upon your receipt of notification (in the form of the initial "Blue-Sky Survey") confirming that (1) the Registration Statement with respect to the Units has become effective under the Securities Act of 1933, as amended (the "Act"), and
(2) Units have been qualified for sale (or are exempt from such qualification requirements, if any) in at least one jurisdiction in which you have indicated in Exhibit A that you and those of your registered representatives who are employed for such purpose are duly qualified and in which your firm intends to offer to sell Units.

    The Partnership will accept subscriptions for the Units subject to the Partnership's right to terminate the Offering Period at any time without notice and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the following terms and conditions:

    1. Appointment as Selling Dealer. We hereby authorize you to act as a Selling Dealer during the Offering Period and, on a "best efforts" (and not "firm underwriting") basis only, to offer Units to potential investors which (a) satisfy the investor suitability standards (i) set forth in the Prospectus as well as (ii) under applicable state laws and (iii) the NASD's Rules of Fair Practice and (b) are acceptable to the Partnership ("Eligible Investors"). As a Selling Dealer, you will act as an independent contractor and not as our agent or as agent for the Partnership in connection with your solicitation of subscriptions for Units and will therefore be


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responsible for assuring that each subscriber satisfies all such requirements.
You agree that you will not make representations or give information which is not contained in (x) the Prospectus or (y) supplemental sales literature which we have supplied to you for your use with the general public (as described in greater detail in Section 5 of this Agreement).

    2. Subscriptions for Units. You shall (a) find Eligible Investors for the Units, (b) keep records of the basis for each determination by a member of, or person associated with, your firm of a subscriber's suitability and (c) promptly forward each fully completed and executed copy of the Subscription Agreement, as signed by each subscriber and countersigned by a supervisory representative of your firm, together with the related subscription payment (in the form of a check made payable to "ICON Income Fund Eight Escrow Account" pending receipt and acceptance by the General Partner of subscriptions for 50,000 Units and thereafter in the form of a check made payable to "ICON Income Fund Eight Subscription Account") to:

                        ICON Securities Corp.
                        600 Mamaroneck Avenue
                        Harrison, New York 10528

    Each Subscription Agreement and related subscription payment shall be forwarded by your firm to us at the foregoing address no later than noon of the next business day after receipt from your customer by any member of, or person associated with, your firm of such payment, unless such Subscription Agreement and payment are first forwarded to another of your offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. (Notwithstanding the foregoing, any investor's check not properly completed as described above shall be promptly returned to such investor not later than the next business day following your receipt of such check). Each subscription so received by us as Dealer-Manager will be delivered by us by the end of the business day we receive same to the General Partner for acceptance or rejection by it by the end of the next business day. Each such subscription payment received by us and accepted by the General Partner will be transmitted, as soon as practicable, but in any event by the end of the second business day following our receipt thereof, to The Bank of New York (NJ), 226 South Broad Street, Trenton, New Jersey 08608 (the "Escrow Agent") for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation which shall be an escrow account in the name of Escrow Agent pending the receipt of subscriptions for an aggregate of 37,500 Units and thereafter will be deposited in a segregated subscription account maintained solely for such purpose by the Partnership. We will return directly to you any Subscription Agreement which is not accepted by the General Partner together with the related, subscription payment within two business days of our receipt of same for your prompt return of same to your customer. Unless and until an event requiring a refund occurs, a subscriber will have no right to withdraw his subscription payment from escrow. The General Partner has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as a purchaser any person for any reason whatsoever or no reason.

    Unless subscriptions for at least 12,000 Units (excluding ten (10) Units originally subscribed for by the Original Limited Partner) are received and accepted by the General Partner on or before the Termination Date, the Partnership will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction, and the offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 12,000 Units (excluding the above referenced ten (10) Units owned by the Original Limited Partner) the General Partner will notify the Escrow Agent that Schedule A to the Partnership Agreement has been amended to admit as Limited Partners subscribers (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 37,500 Units must be sold before such residents' subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Partnership the amount of all of such subscribers' subscription payments then on deposit and shall distribute interest earned on each subscription payment to the subscribers entitled to interest earned on his subscription. The date on which such admission of Limited Partners shall occur is hereinafter called the "Initial Closing Date." Under regulations of the Commonwealth of Pennsylvania, until subscriptions for 5% (or $3,750,000) of the Maximum Offering have been received, the subscription payments of Pennsylvania residents must be held in escrow. After subscriptions for the residents of all jurisdictions including Pennsylvania have been received, all remaining subscriptions then being held in escrow will be released from escrow upon the next Closing Date and the applicable subscribers admitted to the Partnership as Limited Partners (in the manner described in the preceding sentence). Following the Initial Closing Date, the General Partner will continue to accept subscriptions for additional Units during the remainder of the Offering Period and to admit to the Partnership as Limited Partners subscribers whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the General Partner, with the anticipation that Closings subsequent to the Initial Closing will occur as frequently as weekly but not less frequently than twice each month following the Initial Closing Date and promptly following the end of the Offering Period.

    The Partnership, by its acceptance of this Agreement, agrees to pay you an amount equal to 8.0% of the total purchase price of all Units sold through your efforts, except for the following types of Unit sales to officers, employees and securities representatives of the General Partner, its Affiliates and each Selling Dealer ("Affiliated Limited Partners") may purchase Units for a Net Unit Price of $92.00 per Unit and 92% of $.01 for each 1/10,000th of a Unit purchased (rounded to the next highest $.01) as to which no Sales Commissions are payable. Purchases of Units by Affiliated Limited Partners shall be for investment purposes only and not with a view toward resale.

    All such compensation will be paid by the Partnership within 30 days after each Closing Date in respect of subscriptions submitted by investors who were admitted to the Partnership on such Closing Date. In addition, you will be entitled to reimbursement, on a fully accountable basis, for bona fide due diligence fees and expenses actually incurred by your firm in an amount not exceeding the lesser of (a) 1/2 of 1% of the Gross Offering Proceeds or (b) the maximum amount permitted to be paid under the National Association of Securities Dealers, Inc. (the "NASD")'s Rules of Fair Practice (the "NASD Rules").


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Notwithstanding the foregoing, no compensation will be paid in respect of subscriptions (or portions thereof) which have been rejected by the General Partner, or in the event the Minimum Offering for 12,000 Units is not successfully completed.

    Prior to the time when subscriptions for 37,500 Units have been received, we may from time to time advance to you from our own funds in an amount equal to the Sales Commissions (computed as above). Any such advances shall be payable only with respect to bona fide subscription transactions (as referenced in Section 5(b)(3) of Appendix F to Section 34, Article III, of the NASD's Rules of Fair Practice) for subscriptions for Units accepted by the General Partner as of date any such advance is made. Sales Commissions with respect to Units actually sold by you or your registered representatives will be due and payable to you within 30 days of each Closing Date (as hereinafter defined) on which the subscribers for such Units are admitted as Limited Partners. To the extent that any such commissions are advanced to you (pursuant to the preceding sentences of this paragraph) prior to the Closing Date when they actually are due and payable to you, such advances shall be returnable by you to us, in the event that, for any reason, the applicable subscribers are not admitted to the Partnership as Limited Partners on a Closing Date. You also agree that advances are repayable by you to us, and that the Partnership is authorized as your agent to pay us (as an offset to your commissions on such sales) upon the Closing applicable thereto. "Qualified Units" shall mean only those Units for which the particular state in which the Units are sold does not (i) require that more than 12,000 Units be sold before subscribers from such state may be admitted as Limited Partners or (ii) prohibit the payment of commissions with respect to sales of such Units, provided, however, when the aggregate number of Units sold exceeds the requirements of the particular state with respect to (i) and/or (ii) above, such Units shall become Qualified Units.

    3. Termination of Agreement. The provision of this Agreement relating to the offering of the Units shall terminate as to the Partnership upon the completion of the Offering Period, and may be terminated by you or us as specified in
Section 10 of this Agreement, subject to the survival of all provisions hereof which by their nature are intended to survive termination of this Agreement.

    4. Limitations on Payments. You agree that neither you nor any salesperson under your control shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal sales commission payable to any properly licensed person for selling Units. In addition, you agree not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Partnership contained in the Prospectus.

    5. Supplementary Sales Material. You agree that you will not use any supplementary sales material other than the Prospectus (including, inter alia, transmittal letters, underwriting memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts, pictures, written scripts or outlines), whether prepared to solicit sales to prospective investors or for the exclusive use of you and your personnel, except as supplied by the Partnership and described under the caption "Supplemental Literature" in the Prospectus, or otherwise specifically described in a written advice from the Partnership authorizing the type and manner of use. The use of any such other supplementary sales material is expressly prohibited except to the extent specified in any such written advice.

    6. Right To Sell. Notwithstanding any information furnished or any action taken by us in that connection, we shall have no obligation or liability with respect to the registration or qualification of the Units in any jurisdiction or the qualification or right of you or any Selling Dealer to sell or advertise them therein.

    7. Limited Obligations. Nothing herein contained shall constitute the Selling Dealers as a partnership, association or other separate entity or partners with us, or with each other, but you shall be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability to you, except for obligations expressly assumed in this Agreement and any liabilities under the Act, and no other obligations on our part shall be implied hereby or inferred herefrom.

      (a) We will indemnify and hold you harmless in the manner and to the extent specified in Section 6.3 of the Partnership Agreement (the terms of which are incorporated by reference) against any losses, claims, damages or liability, joint or several to which you may become subject under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus, or amendment or supplement thereto relating to the Partnership, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made not misleading; and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that we shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to us by you expressly for use therein, and further provided that we will not be liable in any case if it is determined that you were at fault in connection with any loss, claim, damage or liability.

      The indemnity agreement in this Subsection (a) shall be in addition to any liability which we may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls you within the meaning of the Act.

      (b) You agree to indemnify us and the Partnership and hold us and the Partnership harmless against any losses, claims, damages or liabilities to which we or the Partnership may become subject, (1) under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or


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    alleged untrue statement of any material fact contained in any Registration
    Statement, Prospectus, or amendment or supplement to the Prospectus relating to the Partnership or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made not misleading, that such untrue or alleged untrue statement or omission or alleged omission was made in any Registration Statement, Prospectus, or amendment or supplement to any Prospectus in reliance and in conformity with written information furnished to us by you for use therein or (ii) under the Act or otherwise, for any breach of the provisions of Sections 2, 5, 9, 10 and 11 of this Agreement; and to reimburse us or the Partnership for any legal or other expenses reasonably incurred by us or the Partnership in connection with investigating or defending any such action or claim.

      The indemnity agreement in the Subsection (b) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the undersigned, and to each person, if any, who controls the undersigned within the meaning of the Act.

      (c) Promptly after receipt by an indemnified party under Subsection (a) or
    (b) above of notice of the commencement of any action, if a claim in respect thereof is to be made against the indemnifying party under such Subsection, such indemnified party shall notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to jointly participate with any other indemnifying party, similarly notified, in the defense thereof with the indemnified party. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions, provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against one or more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall be obliged only to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action is brought finally and in the event the majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursed by the indemnifying party, then payments shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of the services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding anything contained herein to the contrary, an indemnified party may not settle or compromise any action brought against such indemnified party without the prior written consent of the indemnifying party.

      (d) The provisions of this Section 7 shall remain in full force and effect after the termination of this Agreement.

      Notwithstanding the foregoing, no Selling Dealer shall be indemnified for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws, unless (a) there shall have been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court shall have approved indemnification of litigation costs, or (b) such claims shall have been dismissed with prejudice on the merits, and indemnification of litigation costs shall have been approved, by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction shall have approved a settlement of the claims against a particular indemnitee and found that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, any Selling Dealer seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division and other applicable state securities commissions with respect to the issue of indemnifications for securities law violations.



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    8.  Representations, Warranties and Covenants of Selling Dealer.

      You represent, warrant and covenant as of the date this Agreement is executed on behalf of your firm and as of the date any Subscription Agreement is forwarded to us, the Partnership or to the General Partner of the Partnership as follows:

      (a) Qualification of Selling Dealer and its Representatives. You represent, warrant and covenant that you are, and during the Offering Period will continue to be, (i) a member in good standing of the NASD and (ii) registered as a securities broker-dealer in those jurisdictions wherein members of, or persons associated with, your firm will offer or sell the Units. You also represent, warrant and covenant that, during the Offering Period, you will only permit members of, or persons associated with, your firm to offer or sell Units if such persons are duly registered or licensed to sell direct participation program investments by, and in good standing with, the NASD and those jurisdictions wherein they will offer or sell Units. You hereby certify that neither your firm nor any member of your firm has been subject to fine, a consent decree or suspension of your or their licenses within the last three (3) years, for violation of federal or state securities or regulations. You also hereby certify that you will promptly advise the President of ICON Securities Corp. of any civil or administrative proceedings during the Offering Period involving alleged violations of such laws or regulations.

      (b) Investor Suitability and Minimum Investment. You further represent, warrant and covenant that no member of, or person associated with your firm, shall offer or sell Units in any jurisdiction except to investors who satisfy the investor suitability and minimum investment requirements under the most restrictive of the following: (A) applicable provisions of the Prospectus, (B) the laws of the jurisdiction of which such subscriber is a resident, and (C) the NASD's Rules of Fair Practice in general and Appendix F of such Rules, in particular. Specifically, you agree to ensure that, in recommending the purchase, sale or exchange of Units to an investor, each member of, or person associated with, your firm shall have reasonable grounds (as required by Section 3(b) of Appendix F) to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to such member of, or person associated with, your firm, that (i) the investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Partnership; (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Units in the amount proposed, including loss, and lack of liquidity of, of such investment; and (iii) an investment in Units is suitable in type and amount for such investor. You further represent, warrant and covenant that you will: (x) require each member of, or person associated with your firm, to make diligent inquiry as to the suitability and appropriateness of an investment in Units from each proposed investor, (y) retain in your records for a period equal to the longer of (A) six years from the date of the applicable sale of Units or (B) five years from the end of the Offering Period (or such longer period as is provided in Section 9 hereof), and (z) make available to us and the Partnership, upon request, (and upon your firm's receipt of an appropriate document subpoena from one of the following, to representatives of the SEC, NASD and applicable state securities administrators) documents disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Units pursuant to a subscription solicited by your firm, whether such records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. You shall not purchase any Units for a discretionary account without obtaining the prior written approval of your customer and his or her signature on a Subscription Agreement.

      (c) Due Diligence; Adequate Disclosure. By signing below and signing each Subscription Agreement, you hereby acknowledge (or reaffirm, in the latter case) that, prior to entering into this Agreement, your firm satisfied itself that it has reasonable grounds to believe, based on information and other relevant materials made available to you by the Partnership, that all material facts are adequately and accurately disclosed and provide a basis for evaluation of an investment in the Units (as is provided in Sections 4(a), (b) and (c) of Appendix F). In determining the adequacy of the disclosed facts you shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the
    Partnership: (i) items of compensation; (ii) physical properties; (iii) tax aspects; (iv) financial stability and experience of the General Partner; (v) the Partnership's conflicts and risk factors; and (vi) appraisals and other pertinent reports. You further acknowledge that you did not, and may not, rely upon the investigation conducted by us in our capacity as Dealer-Manager (because of our affiliation with the General Partner) or by any other Selling Dealers, unless in the latter case all of the conditions set forth in Section 4(c) of Appendix F have been met.

      (d) Compliance with the NASD Rules of Fair Practice. You also hereby agree that you will require each member of, or person associated with, your firm to inform any prospective purchaser of Units, prior to his subscription for Units, of all pertinent facts relating to the liquidity and marketability of an investment in Units during the term of the investment (as provided in Section 4(d) of Appendix F). You also hereby agree to fully comply with all pertinent sections of Article III of the NASD Rules of Fair Practice, including, without limitation, Sections 8, 24 and 36 thereof.

      (e) Delivery of the Prospectus in connection with sale of Units. You hereby represent, covenant and agree that no representative of your firm shall sell, and your firm shall not endorse and forward any Subscription Agreement to signify the completion of a subscription for, any Units unless, in connection therewith, the proposed subscriber for such Units has received a current copy of the Prospectus at or prior to the time that such person has signed his or her Subscription Agreement. Your firm acknowledges and agrees that such proposed subscriber shall not be admitted to the Partnership and Units issued until the later of (a) the next succeeding Closing Date or (b) five business days after the date such proposed subscriber received a copy of the Prospectus (which shall be determined by the General Partner by the date on which such proposed subscriber signed the Subscription Agreement).


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      (f) Compliance with SEC Reg. 240.15c2-8 You hereby (a) represent that neither you nor any person associated with your firm solicited customers' orders for Units prior to the Effective Date; (b) represent and agree to take all reasonable steps to make available a copy of the final Prospectus relating to such securities to each person associated with your firm who is expected, after the Effective Date, to solicit customers orders for Units prior to the making of any such solicitation by such associated persons; and
    (c) agree that neither you, nor any person associated with your firm, will furnish Prospectuses to any person in any state (e.g. in any state (i) listed as not cleared on the Blue-Sky Survey of the Sponsor or (ii) in which your firm or any person associated with your firm who solicits offers to buy or offers to sell Units is not currently registered); provided, however, that this provisions is not to be construed to relieve you from complying with the requirements of Section 5(b)(1) and (2) of the Securities Act of 1933. You hereby acknowledge that Prospectuses shall not be furnished by you or any person associated with your firm to any prospective customer while the registration statement is subject to an examination, proceeding, or stop order pursuant to Section 8 of the Securities Act of 1933.

    9. Record-Keeping and Disclosure. You further agree to keep such records with respect to each investor, his suitability and the amount of Units sold and retain such records for such period of time as may be required by the U.S. Securities and Exchange Commission, any state securities commission, the NASD or by the Partnership. You agree provide the Partnership with to obtain and to forward to the Partnership any representation letters or related documents, if any, as are set forth in the Subscription Instructions in Exhibit C to the Prospectus.

    10. Notice of Termination. This Agreement may be terminated by you or by us by giving written, cable or telex notice 10 days in advance of your or our intention to terminate; provided, however, that any rights to receive commissions in respect of sales of Units made prior to such termination and any rights to indemnification or contribution hereunder, and all representations, covenants and agreements contained in this Agreement which, by their terms, expire or will need to be performed after the termination date of this Agreement (including, but not limited to, the suitability record retention and disclosure covenants contained in Section 8(b) above), shall survive such termination.

    11. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State.

    Please acknowledge acceptance of the terms hereof by signing the two enclosed copies of this letter and returning the same to us, whereupon this letter and your acceptance hereof shall constitute a binding agreement between us as of the date first above written. We will then supply to you for your files one of such copies signed by the Partnership and the General Partner.

                                  The Dealer-Manager:
                                  -------------------

                                  ICON Securities Corp.



                                  By: __________________________________________
                                      Thomas W. Martin, Executive Vice President

                        Acceptance by the Selling Dealer

    The above Agreement is hereby accepted, approved and confirmed as of the date first above written. We certify that we have received a copy of the Prospectus and that we are, and during the Offering Period will continue to be, a member in good standing of the National Association of Securities Dealers, Inc. and registered as a securities broker-dealer in those jurisdictions wherein we or any member of, or person associated with, our firm will offer or sell Units.
                              The Selling Dealer:
                              -------------------

                              -------------------------------------------------
                              (Corporate or firm name)


                              -------------------------------------------------
                              (Taxpayer Identification Number)


                              -------------------------------------------------
                              (Address)


                              -------------------------------------------------
                              (Signature of authorized                  Date
                              officer or partner)


                              -------------------------------------------------
                              (Printed name and title of person signing)


                              -(---)------------------------------
                              (Telephone Number)



                          Acceptance by The Partnership
                          -----------------------------

    ICON Income Fund Eight hereby accepts the above Agreement as of the date first above written.

                      The Partnership:

                      ICON Income Fund Eight, consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P. and
                      ICON Income Fund Eight B L.P. (the "Partnerships")

                      By:  ICON Capital Corp., its General Partner


                      By: __________________________________________
                          Thomas W. Martin, Executive Vice President


                      The General Partner:
                      --------------------

                      ICON Capital Corp.

                      By: __________________________________________
                          Thomas W. Martin, Executive Vice President

                                    Exhibit A
                                    ---------

      Jurisdictions in which Selling Dealer Certifies that it is Qualified
      --------------------------------------------------------------------


(__)  Alabama                  (__)  Kentucky         (__)  North Dakota
(__)  Alaska                   (__)  Louisiana        (__)  Ohio
(__)  Arizona                  (__)  Maine            (__)  Oklahoma
(__)  Arkansas                 (__)  Maryland         (__)  Oregon
(__)  California               (__)  Massachusetts    (__)  Pennsylvania
(__)  Colorado                 (__)  Michigan         (__)  Puerto Rico
(__)  Connecticut              (__)  Minnesota        (__)  Rhode Island
(__)  Delaware                 (__)  Mississippi      (__)  South Carolina
(__)  District of Columbia     (__)  Missouri         (__)  South Dakota
(__)  Florida                  (__)  Montana          (__)  Tennessee
(__)  Georgia                  (__)  Nebraska         (__)  Texas
(__)  Hawaii                   (__)  Nevada           (__)  Utah
(__)  Idaho                    (__)  New Hampshire    (__)  Vermont
(__)  Illinois                 (__)  New Jersey       (__)  Virginia
(__)  Indiana                  (__)  New Mexico       (__)  Washington
(__)  Iowa                     (__)  New York         (__)  West Virginia
(__)  Kansas                   (__)  North Carolina   (__)  Wisconsin
                                                      (__)  Wyoming


                                                      The Selling Dealer:
                                                      -------------------


                                                      _________________________
                                                      (Corporate or firm name)